Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Pineapple Financial Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to be Paid	Equity	Common Shares, no par value	457(o)		(1)		(2)		(1)(2)	$0.0001531		(1)(2)
Fees to be Paid	Other	Warrants	457(o)		(1)		(2)		(1)(2)	$0.0001531		(1)(2)
Fees to be Paid	Other	Debt Securities	457(o)		(1)		(2)		(1)(2)	$0.0001531		(1)(2)
Fees to be Paid	Other	Units	457(o)		(1)		(2)		(1)(2)	$0.0001531		(1)(2)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$10,000,000	(1)			$10,000,000	(1)(2)	$0.0001531	$1,531	(1)(2)
	Total Offering Amounts							$10,000,000			$1,531
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due										$1,531

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, debt securities, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$10,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.